                                                                    EXHIBIT 99.1

(COMPASS MINERALS INTERNATIONAL LOGO)

NEWS RELEASE
CONTACTS:
Rodney L. Underdown (913-344-9395)              Peggy Landon (913-344-9315)
  Vice President and Chief Financial Officer      Director of Investor Relations


                      COMPASS MINERALS INTERNATIONAL, INC.
                        ANNOUNCES FIRST-QUARTER EARNINGS

         OVERLAND PARK, Kan. (May 2, 2005) - Compass Minerals International,
Inc.

         (NYSE: CMP), a leading producer and marketer of salt and specialty potash, reports the following first-quarter results:

     o Compass posted record quarterly sales of $267.4 million, a seven-percent increase over the first quarter of 2004. This represents the twelfth consecutive quarter of year-over-year revenue increases.

     o The company sold a record 4.8 million tons of highway deicing salt in the quarter.

     o   Sulfate of potash sales increased 14 percent over the prior year.

     o As anticipated, increases in barge, rail and trucking costs partially offset the company's gross revenue gains.

     o Net income was $22.6 million or $0.70 per diluted share including a $5.4 million charge to tax expense related to the repatriation of funds from the United Kingdom. Excluding the special item, net income was $28.0 million or $0.87 per diluted share.

     o The company made a $10 million voluntary principal payment on its term loan and repaid the full $11 million outstanding on its revolving credit facility. Compass reduced its debt, net of cash, by $72.2 million from December 31, 2004.

         "We expanded our highway deicing customer base this year and, for the second consecutive year, our highway and consumer deicing salt sales have benefited from above-normal winter weather. These factors, combined with strong growth in our sulfate of potash business, helped us once again set new sales records," said Michael E. Ducey, Compass Minerals president and CEO.



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Compass Minerals International
Fourth-Quarter and Full-Year 2004 Results
Page 2 of 10


                                FINANCIAL RESULTS
                          (IN MILLIONS, EXCEPT FOR EPS)

                                                                            THREE MONTHS ENDED
                                                                                 MARCH 31,
                                                                            2005           2004
                                                                      ----------     ----------
     Gross sales ................................................     $    267.4     $    250.5
     Gross sales less shipping and handling  (product sales) ....          181.5          176.1
     Net income .................................................           22.6           30.3
     Net income, excluding special item .........................           28.0           30.3
     Diluted EPS ................................................           0.70           0.94
     Diluted EPS, excluding special item ........................           0.87           0.94
     EBITDA .....................................................           68.3           67.6
     Adjusted EBITDA ............................................           68.5           68.1

         Severe winter weather in the Great Lakes region boosted salt sales in the first quarter, making this the second consecutive year in which heavier-than-average winter weather favorably impacted the company's first-quarter sales. First-quarter salt sales of $242.6 million also reflect pricing improvements across all salt product lines, modest gains in the company's highway deicing customer base and a $6.9 million benefit from changes in foreign exchange rates. The increase in North American highway deicing sales was offset by a slightly milder winter in the U.K., less severe-weather impact on consumer deicing sales and by a decrease in industrial sales volumes in the U.K.

         Sulfate of potash sales grew 14 percent to $24.8 million due to higher demand for the company's highest quality fertilizer products, modest volume gains and price improvements due to previously announced price increases.

         Increases in transportation costs offset the company's sales improvements, with shipping and handling costs increasing from 30 percent of sales in the first quarter of 2004 to 32 percent of sales in the first quarter of 2005. Compass's general trade salt product lines announced a price increase this quarter to help offset rising transportation costs. The company's natural gas hedging program helped moderate production cost increases, but natural gas costs were approximately $1 million higher this quarter than in 2004. Compass expects year-over-year increases in transportation, energy and production materials costs to continue throughout 2005.


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Compass Minerals International
Fourth-Quarter and Full-Year 2004 Results
Page 3 of 10


                                SELECTED SALES DATA

                                                         THREE MONTHS ENDED
                                                              MARCH 31,
                                                         2005           2004
                                                      ----------     ----------
     SALES VOLUMES (IN THOUSANDS OF TONS):
     Highway deicing ............................          4,861          4,679
     General trade ..............................            764            785
     Specialty potash ...........................            104            101
     AVERAGE SALES PRICE (PER TON):
     Highway deicing ............................     $    34.29     $    32.45
     General trade ..............................          99.35          97.35
     Specialty potash ...........................         239.32         215.42

         Selling, general and administrative expenses increased $1.6 million over the prior year due to increases in fees associated with Sarbanes-Oxley compliance, staffing, variable compensation and promotional costs, and changes in foreign exchange rates.

         Interest expense increased $0.3 million year-over-year due to higher non-cash accreted interest on the company's senior discount notes and senior subordinated discount notes. Of the company's $15.7 million interest expense this quarter, $6.3 million was non-cash accreted interest.

         Compass's effective book tax rate, before the special item, increased modestly to 32.5 percent as a result of changes in permanent deductions, such as statutory depletion. The company's U.K. subsidiary made a one-time loan repayment to a U.S. subsidiary resulting in a foreign exchange gain for tax purposes and a $5.4 million charge to income tax expense. The foreign exchange gain was recorded in stockholder's equity in previous periods and does not appear in the consolidated statement of operations.

         Cash flow from operations was $90.6 million compared to $101.7 million for the first quarter of 2004, primarily due to higher income tax payments and the timing of the winter season snowfall. At the end of the quarter, debt stood at $568.2 million, a decline of $14.9 million and $16.8 million from December 31, 2004 and March 31, 2004, respectively. Debt net of cash was $501.2 million at the end of the quarter, a $72.2 million decline from December 31, 2004 and a $12.5 million reduction from March 31, 2004, respectively.



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Compass Minerals International
Fourth-Quarter and Full-Year 2004 Results
Page 4 of 10


RESULTS FOR THE TWELVE MONTHS ENDED MARCH 31

         In order to assess and compare winter seasons, the company also measures results on an April-through-March basis. For the twelve months ended March 31, 2005, gross sales increased 12 percent and product sales increased 10 percent compared to the twelve months ended March 31, 2004.

                                FINANCIAL RESULTS
                                  (in millions)

                                                                               TWELVE MONTHS ENDED
                                                                                    MARCH 31,
                                                                               2005           2004
                                                                            ----------     ----------
     Gross sales ......................................................     $    712.0     $    638.4
     Gross sales less shipping and handling  (product sales) ..........          510.3          462.8
     Net income available for common stock ............................           42.1           43.4
     Net income available for common stock, excluding special items ...           40.6           32.5
     EBITDA ...........................................................          158.3          150.0
     Adjusted EBITDA ..................................................          171.7          156.9

         The just-completed 2004-2005 winter season was above average, meaning that the markets that Compass serves received more severe weather than the company and its customers would typically anticipate. The company estimates that this benefited highway and consumer deicing gross sales by approximately $25 to $35 million and benefited the company's EBITDA by approximately $4 to $6 million in the twelve months ended March 31, 2005. This is the second consecutive above-average winter season for the company. In both seasons, most of the unusually severe weather occurred in the first quarter of the fiscal year. In the 2004-2005 season, nearly three-fourths of the above-average weather occurred in the quarter ended March 31.

EARNINGS CALL

         Compass Minerals International will discuss its first-quarter results on a conference call tomorrow morning, Tuesday, May 3, at 10:00 a.m. ET. To access the conference call, interested parties should visit the company's website at www.CompassMinerals.com or dial (877) 228-7138. Outside of the U.S. and Canada, callers may dial (706) 643-0377. Replays of the call will be available on the company's website for two weeks. The replay can also be accessed by phone for seven days at (800) 642-1687, Conference ID 5701998. Outside of the U.S. and Canada, callers may dial (706) 645-9291.


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Compass Minerals International
Fourth-Quarter and Full-Year 2004 Results
Page 5 of 10


ABOUT COMPASS MINERALS INTERNATIONAL

         Based in the Kansas City metropolitan area, Compass is the second-leading salt producer in North America and the largest in the United Kingdom. The company operates nine production facilities, including the largest rock salt mine in the world in Goderich, Ontario. The company's product lines include salt for highway deicing, consumer deicing, water conditioning, consumer and industrial food preparation, agriculture and industrial applications. In addition, Compass is North America's leading producer of sulfate of potash, which is used in the production of specialty fertilizers for high-value crops and turf.

NON-GAAP MEASURES

         EBITDA (earnings before interest, taxes, depreciation and amortization) and adjusted EBITDA (EBITDA adjusted for special items and other income/expense) are non-GAAP measures. They are not recognized in accordance with generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance. Furthermore, such measures may not be comparable to the calculation of these measures by other companies.

         Management believes that these non-GAAP measures can assist investors in understanding our cost structure, cash flows and financial position. Management further believes that it is helpful to provide an analysis of our ability to satisfy our debt service, capital expenditures and working capital requirements in terms of EBITDA and adjusted EBITDA. The company's financial covenants and ratios in our senior credit facilities and indentures are also tied to measures that are calculated by adjusting EBITDA as described below. Excluding non-recurring items from net income available for common stock is meaningful to investors because it provides insight with respect to ongoing operating results of the company.



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Compass Minerals International
Fourth-Quarter and Full-Year 2004 Results
Page 6 of 10


                    EBITDA AND ADJUSTED EBITDA RECONCILIATION
                                  (in millions)

                                                         THREE MONTHS ENDED            TWELVE MONTHS ENDED
                                                              MARCH 31                       MARCH 31

                                                         2005           2004           2005           2004
                                                      ----------     ----------     ----------     ----------
     Net income                                       $     22.6     $     30.3     $     42.1     $     35.8
     Income tax expense                                     18.8           11.4           12.3           11.6
     Interest expense                                       15.7           15.4           61.9           59.8
     Depreciation, depletion and amortization               11.2           10.5           42.0           42.8
                                                      ----------     ----------     ----------     ----------
     EBITDA                                           $     68.3     $     67.6     $    158.3     $    150.0
     Adjustments to income from operations:

       Other charges (1)                                      --             --            5.9            2.4
       Other expense (2)                                     0.2            0.5            7.5            4.5
                                                      ----------     ----------     ----------     ----------
     Adjusted EBITDA                                  $     68.5     $     68.1     $    171.7     $    156.9

(1) "Other charges" includes costs for the company's initial public offering in December 2003, a secondary offering of common stock in July 2004, a Form S-1 filed with the Securities and Exchange Commission
         (SEC) in September 2004, a Form S-3 filed with the SEC in November 2004, and for Apollo Management LP's termination of a management consulting agreement in December 2004. The shares sold in each of the public offerings were previously held by stockholders and the company did not receive any proceeds from the sales.

(2) "Other expense" primarily includes $1.1 million of costs related to amending the senior credit facility (second quarter of 2003), a $1.9 million gain on the early extinguishment of debt (second quarter of 2003), interest income, and non-cash foreign exchange gains and losses in all periods.

   RECONCILIATION FOR NET INCOME AVAILABLE FOR COMMON STOCK, EXCLUDING SPECIAL
                                      ITEMS
                                  (in millions)

                                                                              THREE MONTHS ENDED            TWELVE MONTHS ENDED
                                                                                   MARCH 31,                     MARCH 31,
                                                                              2005           2004           2005            2004
                                                                           ----------     ----------     ----------      ----------
Net income available for common stock(1)                                   $     22.6     $     30.3     $     42.1      $     43.4
      Plus (less) special items:
      Charge to income tax expense for one-time repatriation of funds(2)          5.4             --            5.4              --
      Release of deferred tax asset valuation allowance(3)                         --             --          (11.1)           (5.1)
      Termination of management consulting agreement, net of tax(4)                --             --            2.8              --
      Public offering costs(5)                                                     --             --            1.4             2.4
      Gain on redemption of preferred stock(6)                                     --             --             --            (8.2)
                                                                           ----------     ----------     ----------      ----------
Net income available for common stock, excluding special items             $     28.0     $     30.3     $     40.6      $     32.5

(1) "Net income available for common stock" differs from "net income" due to dividends on preferred stock and a gain on the repurchase of preferred stock in June 2003.

(2) The company recorded a $5.4 million charge to income tax expense due to a one-time repatriation of funds from the U.K.

(3) The company recorded a non-cash benefit to earnings of $11.1 million in the third quarter of 2004 due to the release of part of the company's valuation allowance for deferred tax assets. Amounts for the twelve months ended March 31, 2004 represent non-cash changes to the valuation allowance for deferred tax assets.

(4) Pretax costs of $4.5 million were incurred when Apollo Management LP terminated its management consulting agreement with the company.

(5) The company incurred costs of $2.4 million in December 2003 for its initial public offering, and costs of $1.4 million in the 2004 for secondary offerings of common stock filed on Forms S-1 and S-3 with the SEC. The shares sold in each public offering were previously held by stockholders so the company did not receive any proceeds from the sales.

(6) The company recorded an $8.2 million gain resulting from the repurchase of 14,704 shares of mandatorily redeemable preferred stock in June 2003. The gain was recorded as an increase to net income available for common stock.


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Compass Minerals International
Fourth-Quarter and Full-Year 2004 Results
Page 7 of 10


                      COMPASS MINERALS INTERNATIONAL, INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                        (IN MILLIONS, EXCEPT SHARE DATA)

                                                                   THREE MONTHS ENDED
                                                                        MARCH 31,
                                                                 2005               2004
                                                            --------------     --------------

     Sales ............................................     $        267.4     $        250.5
     Cost of sales - shipping and handling ............               85.9               74.4
     Cost of sales - products .........................              108.2              104.1
                                                            --------------     --------------

       Gross profit ...................................               73.3               72.0

     Selling, general and administrative expenses .....               16.0               14.4
                                                            --------------     --------------

       Operating earnings .............................               57.3               57.6

     Other (income) expense:
       Interest expense ...............................               15.7               15.4
       Other, net .....................................                0.2                0.5
                                                            --------------     --------------

     Income before income taxes .......................               41.4               41.7

     Income tax expense ...............................               18.8               11.4
                                                            --------------     --------------

     Net income .......................................     $         22.6     $         30.3
                                                            ==============     ==============


     Net income per share, basic ......................     $         0.73     $         1.00
     Net income per share, diluted ....................               0.70               0.94
     Cash dividends per share, common .................              0.275             0.1875
     Basic weighted-average shares outstanding ........         31,140,713         30,241,662
     Diluted weighted-average shares outstanding ......         32,323,129         32,174,309



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Compass Minerals International
Fourth-Quarter and Full-Year 2004 Results
Page 8 of 10


                      COMPASS MINERALS INTERNATIONAL, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                                  (IN MILLIONS)

                                                                 MARCH 31,      DECEMBER 31,
                                                                    2005            2004
                                                                 ----------     ------------

                                   ASSETS
       Cash and cash equivalents ...........................     $     67.0      $      9.7
       Receivables, net ....................................          111.1           143.0
       Inventories .........................................           58.7            96.3
       Other current assets ................................           20.0            17.0
       Property, plant and equipment, net ..................          395.5           402.9
       Intangible assets, net ..............................           23.4            23.6
       Other non-current assets ............................           31.6            31.4
                                                                 ----------      ----------
           Total assets ....................................     $    707.3      $    723.9
                                                                 ==========      ==========

                       LIABILITIES AND STOCKHOLDERS'
                              EQUITY (DEFICIT)
     Current liabilities ...................................     $    117.5      $    134.9
     Long-term debt, net of current portion ................          567.9           582.7
     Deferred income taxes .................................           45.3            55.1
     Other noncurrent liabilities ..........................           45.6            39.6
     Total stockholders' deficit ...........................          (69.0)          (88.4)
                                                                 ----------      ----------

           Total liabilities and stockholders' deficit .....     $    707.3      $    723.9
                                                                 ==========      ==========



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Compass Minerals International
Fourth-Quarter and Full-Year 2004 Results
Page 9 of 10


                      COMPASS MINERALS INTERNATIONAL, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                                  (IN MILLIONS)

                                                                                THREE MONTHS ENDED
                                                                                    MARCH 31,
                                                                            --------------------------
                                                                               2005            2004
                                                                            ----------      ----------

     Net cash provided by operating activities ........................     $     90.6      $    101.7
     Cash flows from investing activities:
       Capital expenditures ...........................................           (4.2)           (3.9)
       Other ..........................................................             --             0.1
                                                                            ----------      ----------
     Net cash used in investing activities ............................           (4.2)           (3.8)
                                                                            ----------      ----------
     Cash flows from financing activities:
       Principal payments on long-term debt ...........................          (10.1)          (10.2)
       Revolver activity ..............................................          (11.0)          (14.0)
       Dividends paid .................................................           (8.6)           (5.7)
       Proceeds from stock option exercises ...........................            0.7             0.2
       Deferred financing costs .......................................             --            (0.1)
                                                                            ----------      ----------
     Net cash used in financing activities ............................          (29.0)          (29.8)
                                                                            ----------      ----------
     Effect of exchange rate changes on cash and cash equivalents .....           (0.1)            0.6
                                                                            ----------      ----------
     Net increase in cash and cash equivalents ........................           57.3            68.7

     Cash and cash equivalents, beginning of period ...................            9.7             2.6
                                                                            ----------      ----------
     Cash and cash equivalents, end of period .........................     $     67.0      $     71.3
                                                                            ==========      ==========
     Supplemental cash flow information:
       Interest paid ..................................................     $     17.0      $     17.3

       Income taxes paid, net of refunds ..............................           11.4             2.7



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Compass Minerals International
Fourth-Quarter and Full-Year 2004 Results
Page 10 of 10


                      COMPASS MINERALS INTERNATIONAL, INC.
                         SEGMENT INFORMATION (UNAUDITED)
                                  (IN MILLIONS)

                                                                       THREE MONTHS ENDED MARCH 31, 2005
                                                            --------------------------------------------------------
                                                               SALT          POTASH        OTHER(a)         TOTAL
                                                            ----------     ----------     ----------      ----------
     Sales to external customers ......................     $    242.6     $     24.8     $       --      $    267.4
     Intersegment sales ...............................             --            2.0           (2.0)             --
     Cost of sales -- shipping and handling costs .....           81.9            4.0             --            85.9
     Operating earnings (loss) ........................           58.5            5.1           (6.3)           57.3
     Depreciation, depletion and amortization .........            9.0            2.2             --            11.2

                                                                       THREE MONTHS ENDED MARCH 31, 2004
                                                            --------------------------------------------------------
                                                               SALT          POTASH        OTHER(a)         TOTAL
                                                            ----------     ----------     ----------      ----------
     Sales to external customers ......................     $    228.7     $     21.8     $       --      $    250.5
     Intersegment sales ...............................             --            2.3           (2.3)             --
     Cost of sales -- shipping and handling costs .....           70.7            3.7             --            74.4
     Operating earnings (loss) ........................           60.2            3.0           (5.6)           57.6
     Depreciation, depletion and amortization .........            8.5            2.0             --            10.5

----------

         (a)      "Other" includes corporate entities and eliminations.



This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company's current expectations and involve risks and uncertainties that could cause the Company's actual results to differ materially. The differences could be caused by a number of factors including those factors identified in Compass Minerals International's annual report on form 10-k filed with the Securities and Exchange Commission on March 16, 2005. The Company will not update any forward-looking statements made in this press release to reflect future events or developments.

                                       ###